UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Mallinckrodt public limited company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

September 30, 2025

Dear Shareholder:

We have recently sent you proxy materials for the upcoming Extraordinary General Meeting of Shareholders of Mallinckrodt plc which will be held on October 8, 2025.

We are contacting you to alert you to two important actions:

1.	Vote Your Mallinckrodt Shares Now.

Our Board of Directors unanimously recommends that you vote FOR all the resolutions on the agenda. Your vote is important, no matter how many or how few shares you may own.

PLEASE VOTE TODAY!

Go to www.proxyvote.com and enter your 16-digit control number

If you have any questions about, or need assistance with, voting your shares,

please call our proxy solicitor:

INNISFREE M&A INCORPORATED

TOLL-FREE, at 888-750-9498 (from the U.S. and Canada)

Or at +1 (412) 232-3651 (from other countries)

2.	Verify your accounts; ensure you understand benefits and entitlements of your holdings in Mallinckrodt shares; record any transfers now!

As announced earlier this year, Mallinckrodt intends to effect a spin-off of Par Health, its combined generics and sterile injectables business, into an independent company, subject to the approval of the Mallinckrodt Board of Directors and the satisfaction of certain other conditions (the “Potential Spin-off”).

We remind shareholders that under the Irish law, registration in Mallinckrodt’s share register (maintained by Computershare US) is determinative of membership in Mallinckrodt. This includes any potential benefits or entitlements in connection with the Potential Spin-off.

The following summarizes helpful considerations for your Mallinckrodt holdings in connection with the Potential Spin-off:

✓	If you have not received your statement noting your Mallinckrodt holdings, or have not accessed your account online, do so now. If you are a record owner, contact Computershare as indicated below. Otherwise, contact your broker or a bank.

✓	If you hold beneficially (e.g., through a broker, bank or other intermediary), you are not considered the holder of record of such shares. This means that your broker or bank – not you – is registered on Mallinckrodt’s share register, and your benefits and entitlements in respect of your Mallinckrodt shares would be dependent on such intermediaries. Because Mallinckrodt is an Irish, privately held company, there are potential administrative complexities with holding your shares through an intermediary, and neither the Company nor Computershare will be able to verify your holdings.

If you wish to have your holdings recorded on Mallinckrodt’s share register, you should reach out to your brokers and instruct the transfer as soon as possible.

✓	If you have executed trades in Mallinckrodt shares that have not been registered on Mallinckrodt’s share register, register the transfers as soon as possible.

We remind shareholders that the process of registering any trades and paying applicable stamp duty is described on Mallinckrodt’s investor relations website at https://ir.mallinckrodt.com.

Help is here:

If your shares are held in Computershare, for support with your account, please contact:

Computershare US

Toll free: 1-866-644-4127

Outside US & Canada: 1-781-575-2906

For support with share transfers, please contact:

Georgeson (Mallinckrodt’s information agent):

Toll Free: (866) 585-7241

Outside the US: (310) 853-6676

By email: MallExchange@Georgeson.com

For support with voting your shares, please contact:

Innisfree M&A Incorporated

Toll Free: 888-750-9498

Outside US and Canada: (412) 232-3651

For other inquiries, please contact:

Mallinckrodt’s Corporate Secretary’s Office at corporate.secretary@mnk.com

Thank you for your attention to these matters, and please feel free to reach out with any questions.

Sincerely,

Mark Tyndall
EVP, Chief Legal Officer & Corporate Secretary